              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                  EXHIBIT 11



                                                      Three Months Ended            Nine Months Ended
                                                           March 31,                     March 31,
                                                 --------------------------   ---------------------------
                                                      1998          1997           1998           1997
                                                 ------------   -----------   ------------    -----------
BASIC EPS

Net income/(loss)                                $    48,400    $   (14,200)   $   254,300    $   937,400
                                                 ------------   -----------   ------------    -----------
                                                 ------------   -----------   ------------    -----------
Weighted average number of
    common shares outstanding                     13,802,979     14,137,796     13,939,654     14,156,852
                                                 ------------   -----------   ------------    -----------
                                                 ------------   -----------   ------------    -----------
Basic earnings per common share                      $   .00        $   .00        $   .02        $   .07
                                                 ------------   -----------   ------------    -----------
                                                 ------------   -----------   ------------    -----------

DILUTED EPS

Net income/(loss)                                $    48,400   $    (14,200)  $    254,300    $   937,400
                                                 ------------   -----------   ------------    -----------
                                                 ------------   -----------   ------------    -----------
Weighted average number of
  common shares outstanding                       13,802,979     14,137,796     13,939,654     14,156,852

Add -common equivalent shares:
   Shares issuable upon exercise of options to
   purchase common stock                               -             -             -                  788
                                                 ------------   -----------   ------------    -----------

   Weighted average number of common shares
   used in computation of diluted earnings per
   common share                                   13,802,979     14,137,796     13,939,654     14,157,640
                                                 ------------   -----------   ------------    -----------
                                                 ------------   -----------   ------------    -----------

Diluted earnings per common share                    $   .00        $   .00        $   .02         $   .07
                                                 ------------   -----------   ------------    -----------
                                                 ------------   -----------   ------------    -----------
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